EXHIBIT 99.1
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FLEET STATUS REPORT

Atwood Oceanics, Inc. And Subsidiaries Fleet Status Report As of May 1, 2012

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
ULTRA-DEEPWATER
ATWOOD ACHIEVER	12,000’	Under construction in Korea with delivery expected in June 2014.	---	AVAILABLE	N/A
ATWOOD ADVANTAGE	12,000’	Under construction in Korea with delivery expected in September 2013.	---	AVAILABLE	N/A
ATWOOD CONDOR	10,000’	Under construction in Singapore with delivery expected in June/July 2012.	---	---	N/A
		U.S. Gulf Of Mexico	HESS CORPORATION	June/July 2014 (21 month duration commencing approximately October/November 2012)	$514,000
Upon delivery from the shipyard, the rig will commence mobilization to the U.S. Gulf of Mexico at a day rate of approximately $360,000 with an expected arrival in September/October 2012.

Day rate subject to change due to cost escalation provisions in the contract.

ATWOOD OSPREY	8,200’	Australia	CHEVRON AUSTRALIA PTY. LTD. (“CHEVRON”)	May 2017 (Fixed term)	Approximately $490,000 through May 2014/ approximately $470,000 thereafter	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

DEEPWATER SEMISUBMERSIBLES
ATWOOD EAGLE	5000’	Australia	CHEVRON	October 2012 (6 months)	$370,000
		Australia	APACHE ENERGY LTD. (“APACHE”)	April 2014 (18 months)	Approximately $385,000
Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

The rig could incur approximately 25 zero rate days in the first quarter of fiscal year 2013 for regulatory inspections and planned maintenance.

ATWOOD FALCON	5,000’	Singapore	---	May 2012	---	The rig entered the shipyard on February 13, 2012 for planned maintenance and contract preparation work.
		Australia	APACHE	December 2014 (30 month duration commencing approximately June 2012)	Approximately $385,000	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.
ATWOOD HUNTER	5,000’	Ghana	KOSMOS ENERGY GHANA INC	October 2012 (Fixed term)	$538,000	Day rate subject to change due to cost escalation provisions in the contract.
		Cameroon/ Equatorial Guinea	NOBLE ENERGY INC. (“NOBLE”)	April 2013 (3 wells commencing approximately December 2012)	$364,000 (Cameroon)/ $388,000 (Equatorial Guinea)/$408,000 after 155 days
Prior to commencement, the rig will incur approximately 30 zero rate days for regulatory inspections and planned maintenance.

The contract provides an option for one well at $408,000 which must be exercised by the start of the second well.

JACK-UPS
ATWOOD MAKO	400’	Under construction in Singapore with delivery expected in September 2012.	---	---	N/A	This rig is currently ahead of its construction schedule and could be delivered approximately two weeks ahead of its estimated delivery date.
		Thailand	SALAMANDER ENERGY (BUALUANG) LIMITED	Sept 2013 (12 months)	$145,000
ATWOOD MANTA	400’	Under construction in Singapore with delivery expected in December 2012.	---	AVAILABLE	N/A	This rig is currently ahead of its construction schedule.
ATWOOD ORCA	400’	Under construction in Singapore with delivery expected in June 2013.	---	AVAILABLE	N/A	This rig is currently ahead of its construction schedule.
ATWOOD BEACON	400’	Guyana	REPSOL EXPLORATION S.A.	Aug 2012 (1 well)	$115,000	The rig could incur approximately five zero rate days in the fourth quarter of fiscal year 2012 for regulatory inspections and planned maintenance.
		Israel	SHEMEN OIL AND GAS RESOURCES LTD.	February 2013 (6 month duration commencing approximately September 2012)	$151,000
ATWOOD AURORA	350’	Equatorial Guinea	NOBLE	May 2012 (2 wells)	$134,000
		Cameroon	BOWLEVEN PLC.	October 2012 (2 wells)	$134,000
VICKSBURG	300’	Thailand	CEC INTERNATIONAL, LTD.	December 2012 (Fixed term)	$90,000 (until June 30, 2012)/ $95,000 thereafter

OTHER
ATWOOD SOUTHERN CROSS	2,000’	Malta	---	COLD STACKED	N/A
SEAHAWK	1,800’	Ghana	---	COLD STACKED	N/A
RICHMOND	70’	US Gulf of Mexico	---	---	N/A	We have entered into a definitive agreement to dispose of the rig for approximately $7 million, subject to certain conditions precedent including class recertification.

DEFINITIONS AND DISCLAIMERS

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise.  Statements contained in this Fleet Status Report, including, but not limited to, information regarding our estimated rig availability, estimated delivery dates, estimated contract duration, day rates, future contract commencement dates and locations and planned out of service time are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements reflect management's reasonable judgment with respect to future events.  Forward-looking statements are subject to numerous risks, uncertainties and assumptions and actual results could differ materially from those anticipated as a result of various factors including: uncertainties related to the level of activity in offshore oil and gas exploration and development; oil and gas prices; competition and market conditions in the contract drilling industry; shipyard delays and the risks inherent in the construction of a rig; delays in the commencement of operations of a rig following delivery; our ability to enter into and the terms of future contacts; possible cancelation or suspension of drilling contracts; the availability of qualified personnel; labor relations; operating hazards and risks;   terrorism and political and other uncertainties inherent in foreign operations (including risk of war, civil disturbances, seizure or damage to equipment and exchange and currency fluctuations);  the impact of governmental and industry laws and regulations; and environmental matters.  These factors and others are described and discussed  in our most recently filed annual report on Form 10-K , in our Forms 10-Q for subsequent periods and in our other filings with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov.  All information in this Fleet Status Report is as of the date indicated above and is subject to change without notice.  You should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.